As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3321804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Campus Drive
Florham Park, NJ 07932
(608) 441-8120

(Address of Principal Executive Offices, including Zip Code)

Cellectar Biosciences, Inc. 2021 Stock Incentive Plan
(Full title of the plan)

James V. Caruso
President and Chief Executive Officer
100 Campus Drive
Florham Park, NJ 07932
(608) 441-8120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement on Form S-8 is filed by Cellectar Biosciences, Inc. (the “Registrant”) regarding the Cellectar Biosciences, Inc. 2021 Stock Incentive Plan (the “Plan”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 21, 2022;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 10, 2022;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Commission on August 5, 2022;

4.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 25, 2022, May 6, 2022, June 7, 2022, June 27, 2022, and July 21, 2022 (other than Item 7.01); and

5.	The description of the Registrant’s Common Stock, par value $0.00001 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 18, 2016, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement or the related prospectus to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted if the officer, director, employee or agent is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the applicable court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The Registrant’s charter contains provisions to indemnify its directors and officers to the maximum extent permitted by Delaware law. The Registrant’s charter permits the Registrant to advance expenses incurred by an indemnified person in connection with the defense of any action or proceeding arising out of the person’s status or service as the Registrant’s director, officer, employee or other agent upon an undertaking by the person to repay those advances if it is ultimately determined that the person is not entitled to indemnification.

The Registrant has directors’ and officers’ liability insurance policies to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions or limitations.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on April 11, 2011 and incorporated herein by reference).

4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on June 13, 2014 and incorporated herein by reference).

4.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on June 19, 2015 and incorporated herein by reference).

4.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on March 4, 2016 and incorporated herein by reference).

4.5	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on June 1, 2017 and incorporated herein by reference).

4.6	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on July 13, 2018 and incorporated herein by reference).

4.7	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on February 25, 2021 and incorporated herein by reference).

4.8	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Commission on July 21, 2022 and incorporated herein by reference).

4.9	Certificate of Correction of Certificate of Amendment of Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Statement on Form 10-Q filed with the Commission on May 10, 2022 and incorporated herein by reference).

4.10	Amended and Restated By-Laws (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 1, 2011 and incorporated herein by reference).

4.11	Cellectar Biosciences, Inc. 2021 Stock Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2021 and incorporated herein by reference).

4.12	Amendment 1 to the Cellectar Biosciences, Inc. 2021 Stock Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2022 and incorporated herein by reference).

5.1*	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

107*	Calculation of Filing Fee Table

* Filed herewith.

Item 9.	Undertakings.

(a)       The Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Florham Park, State of New Jersey, on August 5, 2022.

CELLECTAR BIOSCIENCES, INC.

By:	/s/ James V. Caruso
James V. Caruso
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James V. Caruso and Chad J. Kolean and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James V. Caruso	President, Chief Executive Officer and Director	August 5, 2022
James V. Caruso	(Principal Executive Officer)

/s/ Chad J. Kolean	Chief Financial Officer (Principal Financial Officer and	August 5, 2022
Chad J. Kolean	Principal Accounting Officer)

/s/ Douglas J. Swirsky
Douglas J. Swirsky	Chairman of the Board	August 5, 2022

/s/ Asher Chanan-Khan
Asher Chanan-Khan, MD.	Director	August 5, 2022

/s/ Frederick W. Driscoll
Frederick W. Driscoll	Director	August 5, 2022

/s/ Stefan D. Loren
Stefan D. Loren, Ph.D.	Director	August 5, 2022

/s/ John L. Neis
John L. Neis	Director	August 5, 2022